UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2007

National Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19136 (Commission File Number)	58-1922764 (IRS Employer Identification No.)

4925 GREENVILLE AVENUE DALLAS, TEXAS (Address of principal executive offices)	75206 (Zip Code)
(214) 692-9211
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     As previously announced, the Board of Directors of National Energy Group, Inc., a Delaware corporation (the “Company”), has determined, in its best business judgment after consideration of all strategic options available to the Company, that it is in the best interests of the Company’s shareholders to liquidate all of the Company’s assets and to dissolve the Company. On November 12, 2007, the Company’s Board of Directors approved the dissolution of the Company and the Plan of Complete Dissolution and Liquidation, subject to required shareholder approval at a special meeting of the Company’s shareholders (the “Special Meeting”).
     On December 13, 2007, the Company issued a press release announcing that the Company’s Board of Directors has determined that the Special Meeting is to be held in the White Rock Room, Radisson Hotel Central Dallas, 6060 North Central Expressway, Dallas, Texas 75206 at 10:00 a.m., Central Time, on Thursday, February 7, 2008, to consider and vote on the following matters: (1) to approve the Plan of Complete Dissolution and Liquidation of National Energy Group, Inc. and the dissolution and liquidation of the Company in accordance therewith; and (2) to transact such other business as may properly come before the Special Meeting.
     Such press release also announced that the Company’s Board of Directors has set the close of business on December 27, 2007 as the record date as of which shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof shall be determined. The Company expects to mail a definitive proxy statement relating to the Special Meeting on or about January 7, 2008 to the Company’s shareholders of record as of the record date.
     A copy of the press release is filed as Exhibit 99.1 to this Current Report and will be published on the Company’s website at www.negx.com.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number		Description
99.1	—	Press release dated December 13, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ENERGY GROUP, INC.
Date: December 13, 2007	By:	/s/ Bob G. Alexander
		Name:	Bob G. Alexander
		Title:	President and Chief Executive Officer

Index to Exhibits

Exhibit Number		Description
99.1	—	Press release dated December 13, 2007.